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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Newmont Mining Corporation of our report dated
April 30, 2001, related to Franco-Nevada Mining Corporation Limited's consolidated financial statements for the year ended March 31, 2001. We also consent to the references to us under the heading "Experts" in this Form S-3.

PricewaterhouseCoopers LLP
Toronto, Canada

November 5, 2003